EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C:
  Submission of matters to a vote of Security holders.
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EXHIBIT A:

Special Meetings of Shareholders of Rodney Square Fund, Rodney Square Tax-Exempt Fund, Rodney Square Strategic Fixed Income Fund and Rodney Square Strategic Equity Fund (the "RS Funds") were held at the offices of PFPC Inc., RS Fund's administrator and fund accounting agent, at 400 Bellevue Parkway, Wilmington, Delaware 19809 on October 22, 1999 at 9:00 a.m.. Shareholders voted on the following proposals as indicated below:


1) To approve an Agreement and Plan of Reorganization for each RS Portfolio providing for the transfer of the Portfolio's assets to a newly-created WT Portfolio in exchange for shares of equal value of the WT Portfolio, followed by the distribution of such shares to the RS Portfolio shareholders and the dissolution of the RS Portfolio.


Money Market Portfolio

	Shares Voted For:	1,662,057,388.40
		% of shares present voted "for"	100.00

	Shares Voted Against:	0.00
		% of shares present voted "against"	0.00

	Shares Not Voted:	0.00
		% of shares present not voted	0.00


U.S. Government Portfolio

	Shares Voted For:	622,060,515.21
		% of shares present voted "for"	100.00

	Shares Voted Against:	0.00
		% of shares present voted "against"	0.00

	Shares Not Voted:	0.00
		% of shares present not voted	0.00


Rodney Square Tax-Exempt Fund

	Shares Voted For:	438,622,939.94
		% of shares present voted "for"	99.99

	Shares Voted Against:	25,605.00
		% of shares present voted "against"	0.01

	Shares Not Voted:	0.00
		% of shares present not voted	0.00


Intermediate Bond Portfolio

	Shares Voted For:	8,829,000.63
		% of shares present voted "for"	100.00

	Shares Voted Against:	0.00
		% of shares present voted "against"	0.00

	Shares Not Voted:	0.00
		% of shares present not voted	0.00


Municipal Bond Portfolio

	Shares Voted For:	872,610.89
		% of shares present voted "for"	98.59

	Shares Voted Against:	2,763.00
		% of shares present voted "against"	0.31

	Shares Not Voted:	9,687.00
		% of shares present not voted	1.09


Small Cap Equity Portfolio

	Shares Voted For:	7,562,554.06
		% of shares present voted "for"	100.00

	Shares Voted Against:	0.00
		% of shares present voted "against"	0.00

	Shares Not Voted:	0.00
		% of shares present not voted	0.00


International Equity Portfolio
	Shares Voted For:	6,726,692.18
		% of shares present voted "for"	100.00

	Shares Voted Against:	0.00
		% of shares present voted "against"	0.00

	Shares Not Voted:	0.00
		% of shares present not voted	0.00



2) To approve an Agreement and Plan of Reorganization ("Reorganization Plan") that provides for (1) the transfer of all the assets of the Portfolio to Wilmington Large Cap Growth Portfolio, in exchange for shares of equal value of Wilmington Large Cap Growth Portfolio; (2) the distribution of those Wilmington Large Cap Growth Portfolio shares to the shareholders of the Portfolio; (3) the investment of the assets acquired by Wilmington Large Cap Growth Portfolio in its master fund, WT Large Cap Growth Series, in accordance with Wilmington Large Cap Growth Portfolio's master/feeder fund structure; and (4) the dissolution of the Portfolio:

Large Cap Growth Equity Portfolio

	Shares Voted For:	7,285,474.85
		% of shares present voted "for"	99.91

	Shares Voted Against:	3,262.00
		% of shares present voted "against"	0.04

	Shares Not Voted:	3,040.00
		% of shares present not voted



3) To approve an Agreement and Plan of Reorganization ("Reorganization Plan") that provides for (1) the transfer of all the assets of the Portfolio to Wilmington Large Cap Value Portfolio of WT Mutual Fund, in exchange for shares of equal value of Wilmington Large Cap Value Portfolio; (2) the distribution of those Wilmington Large Cap Value Portfolio shares to the shareholders of the Portfolio; (3) the investment of the assets acquired by Wilmington Large Cap Value Portfolio in its master fund, WT Large Cap Value Series, in accordance with Wilmington Large Cap Value Portfolio's master/feeder fund structure; and (4) the dissolution of the Portfolio:

Large Cap Value Equity Portfolio

	Shares Voted For:	7,726,123.51
		% of shares present voted "for"	100.00

	Shares Voted Against:	0.00
		% of shares present voted "against"	0.00

	Shares Not Voted:	0.00
		% of shares present not voted	0.00



4) To approve an Agreement and Plan of Reorganization ("Reorganization Plan") that provides for (1) the transfer of all the assets of the Portfolio to Wilmington Short/Intermediate Bond Portfolio, in exchange for shares of equal value of Wilmington Short/Intermediate Bond Portfolio;
(2) the distribution of those Wilmington Short/Intermediate Bond Portfolio shares to the shareholders of the Portfolio;
(3) the investment of the assets acquired by Wilmington Short/Intermediate Bond Portfolio in its master fund, WT Short/Intermediate Series, in accordance with Wilmington Short/Intermediate Bond Portfolio's master/feeder fund structure; and (4) the dissolution of the Portfolio:

Short/Intermediate Bond Portfolio

	Shares Voted For:	5,894,611.43
		% of shares present voted "for"	99.97

	Shares Voted Against:	465.00
		% of shares present voted "against"	0.01

	Shares Not Voted:	1,254.00
		% of shares present not voted	0.02